Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2017, with respect to the financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.) in the Pre-Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-222334) and related prospectus of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), dated February 6, 2018.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 6, 2018	A Member of Ernst & Young Global